UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2010

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Offices; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 28, 2010, Vincent M. O’Reilly retired from the Board of Directors of Teradyne, Inc. in accordance with the mandatory retirement provisions of Teradyne’s Corporate Governance Guidelines.

Item 5.07.	Submission of Matters to a Vote of Security Holders

Teradyne held its 2010 Annual Meeting of Stockholders on May 28, 2010 (the “Annual Meeting”).

At the Annual Meeting, the stockholders voted on the following proposals:

1. To elect the seven nominees named in Teradyne’s proxy statement filed with the Commission on April 16, 2010 to the Board of Directors to serve as directors for a one-year term. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
James W. Bagley	138,722,390	4,504,180	173,704	19,724,898
Michael A. Bradley	138,993,131	4,277,052	130,091	19,724,898
Albert Carnesale	138,891,807	4,317,438	191,031	19,724,898
Edwin J. Gillis	140,901,620	2,307,594	191,080	19,724,898
Paul J. Tufano	140,077,618	3,131,600	191,056	19,724,898
Roy A. Vallee	139,033,341	4,174,881	192,052	19,724,898
Patricia S. Wolpert	138,892,034	4,376,567	131,673	19,724,898

2. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained
158,449,074	4,569,888	106,210

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: May 28, 2010	By:	/S/ GREGORY R. BEECHER
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer